Exhibit 23.1

HANSEN, BARNETT & MAXWELL, P.C.

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

AND

BUSINESS CONSULTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

International Isotopes, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report dated March 19, 2007 with respect to the December 31, 2006 and 2005 consolidated balance sheets of International Isotopes, Inc. and subsidiaries and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005 in the Registration Statement on Form SB-2 relating to the registration of 13,333,331 shares of common stock and 26,666,662 underlying warrants (the “Registration Statement”). We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
May 4, 2007